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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                November 16, 2004
                Date of Report (Date of earliest event reported)

                        ASSOCIATED MATERIALS INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                    000-24956                75-1872487
(State or Other Jurisdiction   (Commission File Number)      (IRS Employer
     of Incorporation)                                     Identification No.)
                                 3773 State Road
                           Cuyahoga Falls, Ohio 44223
                    (Address of Principal Executive Offices)

                                 (330) 929-1811
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 2.05.  Costs Associated with Exit or Disposal Activities

         On November 16, 2004, Associated Materials Incorporated ("AMI" or the "Company") committed to a plan to close its vinyl siding manufacturing plant located in Freeport, Texas. The closing of the plant, which is expected to be completed in the second quarter of 2005, is being taken to rationalize production capacity and reduce fixed costs. The Company believes it has sufficient capacity at its other facilities to meet anticipated sales of vinyl siding and accessories. Additionally, the Company believes it can improve product quality and efficiency by upgrading equipment at its remaining facilities.

         At this time, AMI is unable in good faith to make a determination of
(1) an estimate of the total amount or range of amounts expected to be incurred in connection with each major type of cost associated with this course of action; (2) an estimate of the total amount or range of amounts expected to be incurred in connection with the action; and (3) an estimate of the amount or range of amounts of the charge that will result in future cash expenditures, as required by Item 2.05 of Form 8-K. AMI intends to file an amended report on Form 8-K under this Item 2.05 within four business days after it makes a determination of such estimates or range of estimates.

         This current report on Form 8-K includes certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to AMI that are based on the beliefs of AMI's management. When used in this Form 8-K, the words "may," "will," "should," "expect," "intend," "estimate," "anticipate," "believe," "predict," "potential" or "continue" or similar expressions identify forward-looking statements. Such statements reflect the current views of AMI's management with respect to its operations and results of operations regarding the home building industry, economy, interest rates, availability of consumer credit, employment trends, levels of consumer confidence, consumer preferences, raw material costs and availability, national and regional trends in new housing starts, weather conditions, its ability to comply with certain financial covenants in loan documents governing its indebtedness, level of competition within its market, availability of alternative building products, its level of indebtedness, costs of environmental compliance, increase in capital expenditure requirements, potential conflict between Alside and Gentek distribution channels, achievement of anticipated synergies and operational efficiencies from the acquisition of Gentek, its ability to consolidate manufacturing production because of the related costs or customer requirements, shifts in market demand, and general economic conditions. These statements are subject to certain risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as expected, intended, estimated, anticipated, believed or predicted.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ASSOCIATED MATERIALS INCORPORATED


DATE:  November 19, 2004        By:   /s/ D. Keith LaVanway
                                    -------------------------------------------
                                      D. Keith LaVanway
                                      Vice President, Chief Financial Officer,
                                      Treasurer and Secretary

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